EXHIBIT 5.1
                                               (INCLUDES eXHIBITS 8.1 AND 23.1)


                 SIDLEY AUSTIN LLP         BEIJING   GENEVA       SAN FRANCISCO
                 787 SEVENTH AVENUE        BRUSSELS  HONG KONG    SHANGHAI
                 NEW YORK, NEW YORK 10019  CHICAGO   LONDON       SINGAPORE
                 212 839 5300              DALLAS    LOS ANGELES  TOKYO
[LOGO OMITTED]   212 839 5599 FAX                    NEW YORK     WASHINGTON, DC

                                           FOUNDED 1866


                                                                 March 10, 2006


CWHEQ, Inc.
4500 Park Granada
Calabasas, California 91302

               Re:    CWHEQ, Inc.
                      Registration Statement on Form S-3
                      ----------------------------------

Dear Mesdames and Sirs:

     We have acted as counsel for CWHEQ, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time of Asset Backed Notes and Asset Backed Certificates (the "Securities"), issuable in series (each, a "Series"). As provided in the Registration Statement, each Series of Securities will be issued under a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for the Series of Securities.

     We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     Based on the foregoing, we advise you that, in our opinion:

     1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, if any, the Trustee and any other party to the Agreement, this such Agreement will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy,


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insolvency or other laws relating to or affecting creditors' rights generally and to general principles of equity.

      2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to its terms being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for the Series in accordance with the related Agreement and issued and delivered against payment for the series of Securities as described in the Registration Statement, the Series of Securities will be legally and validly issued, fully paid, and nonassessable, and its holders will be entitled to the benefits of the related Agreement.

      3. The information in the Prospectus under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions in the Prospectus under the heading "Material Federal Income Tax Consequences" are hereby confirmed.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding its choice of law principles) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each prospectus supplement and the prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the Rules and Regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.

                                                   Very truly yours,

                                                   /s/ Sidley Austin LLP